UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 28, 2019

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 North Third Street, P.O. Box 9005, Quakertown, PA 18951-9005

(Address of principal executive offices, including zip code)

(215) 538-5600

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
	QNBC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 28, 2019, QNB Corp. (the “Company”) held its 2019 Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals stated in the Proxy Statement dated April 16, 2019.

As of the record date for the Annual Meeting, holders of a total of 3,487,289 shares of the Company’s Common Stock were entitled to vote on the matters considered at the Annual Meeting. The proposals voted on and a record of the vote on each matter presented to the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1:  Election of Class I Directors to serve a term of three years and until their successors are elected:

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Autumn R. Bayles	1,780,222	283,878	597,794
David W. Freeman	2,040,905	23,195	597,794
Gary S. Parzych	2,030,151	33,949	597,794

Proposal No. 2:  To approve the compensation of our named executive officers:

Votes	Votes		Broker
For	Against	Abstain	Non-Votes
1,972,570	37,068	54,462	597,794

Proposal No. 3:  Frequency of future advisory votes on the compensation of our named executive officers:

				Broker
3 Years	2 years	1 Year	Abstain	Non-Votes
969,179	76,092	947,992	70,837	597,794

Proposal No. 4:  To ratify the appointment of Baker Tilly Virchow Krause, LLP as QNB’s independent registered public accounting firm for 2019:

Votes	Votes
For	Against	Abstain
2,625,861	12,398	23,635

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB Corp.

Dated: May 29, 2019	By:	/s/ Janice S. McCracken Erkes
Janice S. McCracken Erkes
Chief Financial Officer